Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Telephone and Data Systems, Inc. of our report dated February 16, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Telephone and Data Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 16, 2024